CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-1

DERIVED INFORMATION   1/15/04

$332,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$800,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-1

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 2/01/04 cutoff date.  Approximately 4.9% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	14	3,931,333	2.6	5.19	61.7	750
5.51 - 6.00	30	5,207,054	3.4	5.87	71.2	706
6.01 - 6.50	105	22,450,542	14.6	6.40	74.0	674
6.51 - 7.00	194	34,708,405	22.5	6.85	75.6	658
7.01 - 7.50	130	22,629,800	14.7	7.36	79.0	645
7.51 - 8.00	184	25,789,487	16.8	7.84	79.3	622
8.01 - 8.50	105	12,087,672	7.9	8.34	79.3	603
8.51 - 9.00	86	8,899,434	5.8	8.82	79.9	600
9.01 - 9.50	34	2,724,997	1.8	9.29	79.2	605
9.51 - 10.00	92	5,571,804	3.6	9.85	89.3	634
10.01 - 10.50	66	3,438,699	2.2	10.35	90.7	641
10.51 - 11.00	59	3,091,269	2.0	10.93	91.3	638
11.01 - 11.50	30	1,351,211	0.9	11.33	94.5	631
11.51 - 12.00	22	1,026,566	0.7	11.80	94.0	601
12.01 - 12.50	17	667,755	0.4	12.33	99.0	613
12.51 - 13.00	12	351,058	0.2	12.92	98.6	615
13.51 - 14.00	1	12,860	0.0	13.99	95.0	662
14.51 >=	1	21,573	0.0	15.75	100.0	634
Total:	1,182	153,961,519	100.0	7.60	78.2	645

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	66	15,194,605	2.4	5.24	82.3	696
5.51 - 6.00	205	43,268,713	6.9	5.84	81.8	671
6.01 - 6.50	401	76,460,188	12.3	6.34	80.4	659
6.51 - 7.00	773	134,243,361	21.5	6.85	80.2	649
7.01 - 7.50	685	109,863,458	17.6	7.32	81.3	623
7.51 - 8.00	685	99,864,308	16.0	7.81	82.0	608
8.01 - 8.50	482	60,895,665	9.8	8.31	81.2	599
8.51 - 9.00	425	53,627,797	8.6	8.79	81.5	594
9.01 - 9.50	125	14,304,216	2.3	9.29	79.4	565
9.51 - 10.00	92	9,814,058	1.6	9.77	81.3	569
10.01 - 10.50	36	3,295,225	0.5	10.34	79.9	562
10.51 - 11.00	19	1,575,265	0.3	10.79	78.8	567
11.01 - 11.50	9	645,961	0.1	11.43	74.5	551
11.51 - 12.00	3	116,413	0.0	11.62	73.3	554
12.01 - 12.50	3	141,473	0.0	12.27	75.1	541
Total:	4,009	623,310,708	100.0	7.36	81.1	628

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-1

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 2/01/04 cutoff date.   Approximately 4.6% of the group 1 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
FR Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	5	953,588	1.0	5.16	69.3	744
5.51 - 6.00	19	2,851,475	2.9	5.89	72.8	681
6.01 - 6.50	77	15,173,507	15.4	6.41	73.8	670
6.51 - 7.00	142	23,706,793	24.1	6.84	75.4	658
7.01 - 7.50	85	13,417,165	13.6	7.35	78.2	638
7.51 - 8.00	113	14,749,638	15.0	7.83	79.2	625
8.01 - 8.50	81	8,979,685	9.1	8.34	79.1	611
8.51 - 9.00	60	5,935,383	6.0	8.83	80.3	596
9.01 - 9.50	27	2,122,142	2.2	9.30	78.1	603
9.51 - 10.00	68	3,304,334	3.4	9.82	87.3	622
10.01 - 10.50	57	2,755,671	2.8	10.34	89.1	631
10.51 - 11.00	44	2,008,861	2.0	10.90	87.5	622
11.01 - 11.50	20	705,586	0.7	11.33	90.3	621
11.51 - 12.00	18	733,750	0.7	11.78	91.6	594
12.01 - 12.50	15	538,758	0.5	12.35	99.3	613
12.51 - 13.00	12	351,058	0.4	12.92	98.6	615
13.51 - 14.00	1	12,860	0.0	13.99	95.0	662
14.51 >=	1	21,573	0.0	15.75	100.0	634
Total:	845	98,321,828	100.0	7.66	78.1	641

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	46	9,459,853	2.3	5.27	81.6	698
5.51 - 6.00	130	24,901,665	6.0	5.83	82.7	667
6.01 - 6.50	274	45,875,143	11.1	6.34	79.7	653
6.51 - 7.00	565	87,709,576	21.3	6.85	80.6	641
7.01 - 7.50	572	84,793,978	20.6	7.32	81.2	624
7.51 - 8.00	527	72,887,002	17.7	7.81	81.7	614
8.01 - 8.50	343	43,779,060	10.6	8.30	81.2	608
8.51 - 9.00	291	36,450,088	8.8	8.80	81.4	606
9.01 - 9.50	12	2,131,280	0.5	9.34	74.5	543
9.51 - 10.00	6	973,641	0.2	9.85	71.3	580
10.01 - 10.50	22	1,905,852	0.5	10.33	80.5	546
10.51 - 11.00	10	804,446	0.2	10.79	68.7	532
11.01 - 11.50	4	440,021	0.1	11.45	78.7	536
11.51 - 12.00	1	35,978	0.0	11.63	90.0	558
12.01 - 12.50	3	141,473	0.0	12.27	75.1	541
Total:	2,806	412,289,057	100.0	7.34	81.0	629